Exhibit 99.1

PRESS RELEASE, DATED May 13, 2024

EVe Mobility Acquisition Corp Announces

Sixth Optional Extension of Deadline to Complete Initial Business Combination

SANTA MONICA, CA, May 13, 2024 (GLOBE NEWSWIRE) -- EVe Mobility Acquisition Corp (“EVe”) (NYSE American: EVE), a special purpose acquisition company, announced today that on May 13, 2024, its board of directors (the “Board”) decided to extend the date by which EVe must consummate an initial business combination from May 17, 2024 to June17, 2024 (the “Sixth Optional Extension”). This is the sixth of up to six one-month extensions available to EVe pursuant to its amended and restated memorandum and articles of association.

This press release constitutes notice to EVe’s shareholders of the Board’s approval of the Sixth Optional Extension.

About EVe Mobility Acquisition Corp

EVe Mobility Acquisition Corp is a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Contact:

info@evemobility.com